Exhibit 99.1

   BrandPartners Group Completes Turnaround With Record First Quarter Results

Company Reports First Quarter Diluted Operating EPS Of $0.06 and Raises 2004 Full-year EPS Guidance to $0.12 to $0.14

NEW YORK, Apr 28, 2004 (BUSINESS WIRE) -- BrandPartners Group, Inc. or "BrandPartners" (BPTR) reported today record results for its first quarter ended March 31, 2004. The Company had record revenue of $15,676,229, an increase of 65% versus the same period in 2003 when the Company reported revenue of $9,488,813. BrandPartners generated record net income of $10,039,376, or $.40 per basic share ($0.33 per diluted share), versus a loss of ($1,828,154), or ($0.10) per share for the 2003 first quarter. The 2004 net income included a gain of approximately $8.3 million for the forgiveness of debt. Excluding the non-cash gain of $8.3 million, the Company earned $1,713,325 or $.07 per basic share ($0.06 per diluted share). BrandPartners had EBITDA of $2,036,810, versus a loss in the 2003 first quarter of ($923,172).

The Company completed the first quarter with cash and cash equivalents of $1.1 million, accounts receivable of $6.9 million and long-term debt of $5.5 million. At the end of 2003, BrandPartners had cash and cash equivalents of $400,000, accounts receivable of $6 million and long-term debt of $13.3 million. The improvement to its balance sheet was a result of a restructuring the Company completed in January. The Company raised $3.2 million through a private placement and negotiated a reduction in the Company's debt and future liabilities by approximately $17.0 million, which will be fully realized by this July. These actions alone improved BrandPartners' annual cash flow by approximately $4.5 million. The financing enabled the Company to extend its $6 million senior credit facility until December 31, 2004, and renegotiate a substantial interest rate reduction on its subordinated debt.

"The first quarter capped a dramatic turnaround for the Company, as the restructuring of our balance sheet allowed us to reinvest in our Willey Brothers subsidiary," said BrandPartners' Chief Executive Officer James F. Brooks. "We completed a private placement and at the same time negotiated a reduction of approximately $17 million in debt and future obligations with our creditors. We believe our improved cost structure and balance sheet has increased the confidence level of our customers, which include many of the leading financial institutions in the country. We continue to see strong interest in our core business units and for many of our newer marketing solutions, which are designed to increase profitability for our financial customers. The Company has never been in a better position to pursue many of the opportunities within our clients' branch networks as consolidation in the banking industry continues."

2004 Guidance

The Company increased its 2004 financial guidance today. It now expects full-year revenues of $54 million to $56 million, an increase from $48 million to $50 million it announced earlier in the year and EPS of $0.12 to $0.14 per diluted share, versus EPS of $0.04 per diluted share in its previous guidance. This guidance does not include the gain on forgiveness of debt, or any extraordinary charges beyond its operating results.

The Company will hold a conference call at 9 am EST today. Tony Cataldo, Chairman, and Mr. Brooks, Chief Executive Officer, will host the call. Interested participants should call (888) 214-7755 and use ID number 7075267. International participants should dial (706) 679-8133 and use the same ID number. There will be a playback available until May 5, 2004 at midnight. To listen to the playback, please call (800) 642-1687 or (706) 645-9291 and use ID number 7075267.

The conference call will also be webcast at www.bptr.com and will be available through the Company's Home Page.

BrandPartners Group, Inc (www.bptr.com) operates through Willey Brothers, Inc., a wholly owned subsidiary, providing branch positioning and consulting, merchandising, branch planning and design, and creative services for financial services companies.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are not historical facts but rather reflect the Company's current expectations concerning future results. The words "believes," "anticipates," "expects," and similar expressions identify forward- looking statements, which are subject to certain risks, uncertainties and factors, including those which are economic, competitive and technological, that could cause actual results to differ materially from those forecast or anticipated. Such factors include, among others: the continued services of Mr. Brooks as Chief Executive Officer of the Company and Willey Brothers; our ability to refinance or obtain an extension of our existing short term debt; our ability to make early payments to certain note holders, thereby entitling the Company to certain debt forgiveness; our ability to continue to obtain waivers of covenants and other defaults under our debt instruments and credit facilities; our ability to identify appropriate acquisition candidates, finance and complete such acquisitions and successfully integrate acquired businesses; changes in our business strategies or development plans; competition; our ability to grow within the financial services industries; our ability to obtain sufficient financing to continue operations; and general economic and business conditions, both nationally and in the regions in which we operate. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures made by the Company in this press release, as well as the Company's periodic reports on Forms 10-K and 10-Q, current reports on Form 8-K, and other filings with the Securities and Exchange Commission.

                            BrandPartners Group, Inc.
                                  Balance Sheet

              ASSETS                          March 31, 2004   December 31, 2003
                                              --------------   -----------------
                                               (unaudited)

Cash                                           $ 1,071,750        $   413,946
Accounts receivable, net of
 allowance for doubtful accounts
 of $213,470 and $186,330
 respectively                                    6,877,380          5,956,610
Costs and estimated earnings in
 excess of billings                              5,028,075          1,854,886
Inventories                                        541,443            969,020
Prepaid expenses and other
 current assets                                    236,463            541,635
                                               -----------        -----------
         Total current assets                   13,755,112          9,736,097
                                               -----------        -----------
Property and equipment,
 net of accumulated
 depreciation                                    1,493,278          1,486,551

Goodwill                                        24,271,969         24,271,969

Deferred financing costs                           278,623            304,126

Other assets                                        29,042             34,911
                                               -----------        -----------
         Total assets                           39,828,024         35,833,654
                                               ===========        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                              March 31, 2004   December 31, 2003
                                              --------------   -----------------
                                                (unaudited)
Current Liabilities
     Revolving credit facility                 $         --       $  3,666,441
     Accounts payable and
      accrued expenses                            8,916,699          9,344,082
     Billings in excess of
      cost and estimated
      earnings                                    7,867,441          6,333,235
     Short term debt                              5,684,596          2,542,584
     Other current liabilities                           --          1,600,848
     Notes payable                                       --            350,000
                                               ------------       ------------
         Total current liabilities               22,468,736         23,837,190

Long term debt
     Notes and interest payable                   5,481,125         13,327,668

Stockholders' equity (deficit)
     Preferred stock, $.01 par value;
      20,000 shares authorized; none
      outstanding                                        --                 --
     Common stock, $.01 par value;
      100,000,000 shares
      authorized; issued
      31,063,554 and 18,163,553                     310,636            181,636
     Additional paid in capital                  43,675,822         40,634,822
     Accumulated deficit                        (31,795,796)       (41,835,162)
     Treasury stock                                (312,500)          (312,500)

         Total stockholders'
            equity (deficit)                     11,878,162         (1,331,204)

         Total liabilities and
          stockholders' equity
          (deficit)                            $ 39,828,023       $ 35,833,654
                                               ============       ============

                            BrandPartners Group, Inc.
                                Income Statement

                                              March 31, 2004     March 31, 2003
                                              --------------     --------------
                                                (unaudited)        (unaudited)

Revenues                                       $ 15,676,229       $  9,488,813

Costs and expenses
     Cost of revenues                            11,278,298          7,831,191
     Selling, general
      and administrative                          2,371,435          2,588,294
     Depreciation and
      amortization                                  138,632            218,645
                                               ------------       ------------

         Total expenses                          13,788,365         10,638,130
                                               ------------       ------------
         Operating income (loss)                  1,887,864         (1,149,317)

     Other income (expense)
         Interest and other
          income                                   (174,539)          (451,617)
         Gain on forgiveness
          of debt                                 8,326,051                 --
         Settlement of lawsuit                           --           (227,220)
                                               ------------       ------------

          Total other (income)
           expense                                8,151,512            678,837
                                               ------------       ------------

Income (loss) before income
   taxes                                         10,039,376         (1,828,154)

             Income taxes                                --                 --
                                               ------------       ------------

             NET INCOME (LOSS)                 $ 10,039,376       $ (1,828,154)
                                               ============       ============

Basic and diluted earnings
 (loss) per share

     Basic                                                                0.40
     Diluted                                           0.33              (0.10)

Weighted - average shares outstanding

     Basic                                       25,084,671
     Diluted                                     30,333,210         18,468,553
                                               ============       ============